UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2016

LONG ISLAND ICED TEA CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37808	47-2624098
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

116 Charlotte Avenue, Hicksville, NY 11801

(Address of Principal Executive Offices) (Zip Code)

(855) 542-2832

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01 Other Events.

Long Island Iced Tea Corp. (the “Company”) has established Tuesday, January 17, 2017 as the date for the Company’s annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held at a location to be determined. The record date for stockholders eligible to receive notice of and vote at the meeting will be December 8, 2016.

Because the Company has not previously held an annual meeting, in accordance with the Company’s bylaws and Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), for director nominations or stockholder proposals to be brought before the upcoming Annual Meeting (whether or not such proposals are to be included in the Company’s proxy statement pursuant to Rule 14a-8), written notice of such nominations or proposals must be delivered to and received by the Company not later than the close of business on December 10, 2016, by mailing such proposals or nominations to the Secretary, Long Island Iced Tea Corp., 116 Charlotte Avenue, Hicksville, NY 11801. Each such proposal that is to be included in the Company’s proxy statement pursuant to Rule 14a-8 must comply with the requirements of Rule 14a-8 and other applicable law; otherwise the Company may omit such proposals from the Company’s proxy statement. All other such proposals and all such director nominations must comply with the requirements of the Company’s bylaws and other applicable law in order to be presented at the Annual Meeting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2016

LONG ISLAND ICED TEA CORP.

By:	/s/ Philip Thomas
Name:	Philip Thomas
Title:	Chief Executive Officer

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